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                                                                    Exhibit 23.3
                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated February 1, 2002 relating to the financial statements and financial statement schedule, which appears in Omnicare Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 18, 2003